SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIB Corp

(Exact Name of Registrant as Specified in Its Charter)

California	33-0780371

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1498 Main Street
El Centro, California 92243

(Address of Principal Executive Offices Including Zip Code)

VIB CORP 401(k) PLAN

(Full Title of the Plan)

Harry G. Gooding, III	WITH COPIES TO:
Executive Vice President and Chief Financial Officer VIB Corp 1498 Main Street El Centro, California 92243 (760) 337-3200	S. Alan Rosen, Esq. Horgan, Rosen, Beckham & Coren, L.L.P. 23975 Park Sorrento, Suite 200 Calabasas, California 91302 (818) 591-2121

(Name, Address, Including Zip Code and Telephone Number, Including Area Code of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered	per Share	Price	Registration Fee

Interests in the VIB Corp 401(k) Plan	Indeterminate(1)	Not Applicable	Not Applicable	Not Applicable
Common Stock, No Par Value	50,000	$15.01	$750,500.00(2)	$69.05

(1)	Pursuant to Rule 416(c) of the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the VIB Corp 401(k) Plan, as amended and described herein.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, based upon the average of the high ($15.10) and low ($14.91) sales price for the Registrant’s Common Stock on August 26, 2002, as reported by Nasdaq National Market.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     The document(s) setting forth the information specified under this Item 1 of PART I of this Registration Statement on Form S-8 will be sent or given to participating employees pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information

     The document(s) referred to in Item 1 of this PART I and the documents incorporated herein by reference pursuant to Item 3 of PART II of this Registration Statement on Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Such documents are on file at the Registrant’s principal executive offices and are available without charge to participants in the VIB Corp 401(k) Plan, as amended (the “Plan”), upon written or oral request to:

Ms. Elena Wayne
Assistant Vice President — Plan Administrator
VIB Corp
1498 Main Street
El Centro, California 92243
(760) 340-6100

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The purpose of this Registration Statement is to register additional securities for which a registration statement previously filed on Form S-8 relating to the Plan is effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8, File No. 333-91735, are incorporated herein by this reference.

Item 4. Description of Securities

     The purpose of this Registration Statement is to register additional securities for which a registration statement, File No. 333-91735, previously filed on Form S-8 relating to the Plan is effective. There have been no changes since the time of such filing regarding this Item 4. Accordingly, pursuant to General Instruction E of Form S-8, no additional information is required under this Item 4.

Item 5. Interests of Named Experts and Counsel

     The purpose of this Registration Statement is to register additional securities for which a registration statement, File No. 333-91735, previously filed on Form S-8 relating to the Plan is effective. There have been no changes since the time of such filing regarding this Item 5. Accordingly, pursuant to General Instruction E of Form S-8, no additional information is required under this Item 5.

Item 6. Indemnification of Directors and Officers

     The purpose of this Registration Statement is to register additional securities for which a registration statement, File No. 333-91735, previously filed on Form S-8 relating to the Plan is effective. There have been no changes since the time of such filing regarding this Item 6. Accordingly, pursuant to General Instruction E of Form S-8, no additional information is required under this Item 6.

Item 7. Exemption From Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit No.	Description

4.1	VIB Corp 401(k) Plan, as amended, and restated effective January 1, 1999

5.1	Internal Revenue Service letter of determination regarding qualification of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended, and compliance with the provisions of the Employee Retirement Income Security Act of 1974, as amended

23.1	Consent of Vavrinek, Trine, Day & Co., LLP, Independent Auditors

24.1	Power of Attorney

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective addlement thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a pose-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference to this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Centro, County of Imperial, State of California, on this 27th day of August, 2002.

VIB CORP

By:	/s/ Dennis L. Kern Dennis L. Kern President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis L. Kern and S. Alan Rosen, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title at VIB Corp	Date

/s/ R. Stephen Ellison R. Stephen Ellison	Director	August 27, 2002

/s/ Richard D. Foss Richard D. Foss	Chairman of the Board of Directors	August 27, 2002

/s/ Harry G. Gooding, III Harry G. Gooding, III	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)	August 27, 2002

/s/ Thomas S. Kelly Thomas S. Kelly	Director	August 27, 2002

/s/ Dennis L. Kern Dennis L. Kern	Director, President and Chief Executive Officer	August 27, 2002

/s/ Edward McGrew Edward McGrew	Director	August 27, 2002

/s/ Ronald A. Pederson Ronald A. Pedersen	Vice Chairman of the Board of Directors	August 27, 2002

/s/ Pete J. Penner Pete J. Penner	Director	August 14, 2002

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Centro, County of Imperial, State of California, on this 27th day of August, 2002.

VIB CORP 401(k) PLAN

By:	/s/ R. Stephen Ellison R. Stephen Ellison Plan Trustee

By:	/s/ Janice Stewart Grady Janice Stewart Grady Plan Trustee

By:	/s/ Dennis L. Kern Dennis L. Kern Plan Trustee

By:	/s/ Ronald A. Pederson Ronald A. Pedersen Plan Trustee

EXHIBIT INDEX

		Page No. or
Exhibit No.	Description	Reference

4.1	VIB Corp 401(k) Plan, as amended, and restated effective January 1, 1999	(1)

5.1	Internal Revenue Service letter of determination regarding qualification of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended, and compliance with the provisions of the Employee Retirement Income Security Act of 1974, as amended	8

23.1	Consent of Vavrinek, Trine, Day & Co., LLP, Independent Auditors	10

24.1	Power of Attorney	(2)

(1)	Filed as Exhibit 10.16 to Registrant’s Form 10-K for the fiscal year ended December 31, 2001.

(2)	Included with signatures.